                                                                  EXHIBIT 23.1.2


                       [LETTERHEAD OF BDO SEIDMAN, LLP]




Consent of Independent Certified Public Accountants


American Business Financial Services, Inc.
Bala Cynwyd, Pennsylvania


We hereby consent to the incorporation in the Prospectus Supplement of Prudential Securities Secured Financing Corporation relating to the ABFS Mortgage Loan Trust 2000-2 of our report dated June 21, 2000, relating to the balance sheet of ABFS Mortgage Loan Trust 2000-2 as of June 21, 2000.




                                                      BDO Seidman, LLP


Philadelphia, Pennsylvania
June 21, 2000



                                       6